UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 10, 2017
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 10, 2017, Darden Restaurants, Inc. (the "Company") agreed to sell $500,000,000 aggregate principal amount of its 3.850% Senior Notes due 2027 (the "Notes") pursuant to the provisions of an Underwriting Agreement dated April 10, 2017, (the "Underwriting Agreement") among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The settlement date for the Notes will be April 18, 2017.

The Company intends to use the net proceeds from the sale of the Notes, together with other cash on hand, to fund the acquisition of Cheddar's Restaurants Holding Corp., which was previously announced by the Company via press release and in the Form 8-K filed by the Company with the Securities and Exchange Commission on March 27, 2017.

The Notes were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3, Registration No. 333-213992, filed by the Company with the Securities and Exchange Commission on October 6, 2016.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
1.1
Underwriting Agreement dated April 10, 2017, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ William R. White, III
William R. White, III
Senior Vice President and Treasurer
Date: April 11, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1
Underwriting Agreement dated April 10, 2017, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.